PURCHASE AGREEMENT
                               ------------------


         THIS AGREEMENT entered into this 9th day of June, 1997, by and between LASERSIGHT TECHNOLOGIES, INC. ("LST"), a Florida corporation, whose address is 12249 Science Drive, Suite 160, Orlando, FL USA 32826, and TUI LASERTECHNIK UND LASERINTEGRATION GmbH, a German corporation, whose address is Lochhamer Schlog 19, D-82166 Grafelfing/Munchen, Germany ("TUI").

                                   Background

         TUI is in the business of manufacturing certain lasers and/or laser components, including an excimer laser, which contains, as a major component, an excimer licensed technology.

         LST manufactures and sells laser systems for use in ophthalmologic medical applications, including excimer laser systems for vision correction applications.

         TUI is in the process of developing a certain small laser head technology ("Laser"), which is an ArF excimer laser as described in the technical specifications attached hereto as Exhibit 1.4. TUI is willing to sell the Lasers to LST and to grant LST a limited license to use the technology of TUI incorporated therein ("Licensed Technology") for use in any and all of LST's ophthalmic laser systems, including, but not limited to, LS300, LaserScan 2000, and LaserScan LSX (the "Systems") on the terms and conditions set forth herein.

                               Terms of Agreement

         IN CONSIDERATION of the mutual promises and obligations contained in this Agreement, the parties agree as follows:

         1.       LIMITED EXCLUSIVITY.

                  1.1 Exclusive Purchase Rights. During the Term (as defined herein) of this Agreement, LST shall purchase from TUI and TUI shall sell to LST on an exclusive basis, the Lasers. TUI hereby grants LST a license to use the Licensed Technology incorporated in the Laser according to the terms of this Agreement. During the Term, as long as LST is not in default (as defined in Article 6), TUI agrees that it will not, for or on behalf of any competitor of LST in the small-beam scanning laser market in LST's Field of Application, as such term is defined in Exhibit 1.1 attached hereto and incorporated herein by reference, (i) enter into any agreement to sell, promote, market or distribute the Lasers or the Licensed Technology or (ii) sell, promote, market or distribute the Lasers or the Licensed Technology. Notwithstanding the foregoing rights of exclusivity, if LST licenses its patent covering the Field of Application to an unaffiliated person or entity, other than by licenses existing as of the date of this Agreement, then TUI shall have the right to sell Lasers to such persons or entities within the Field of Application. LST agrees during the Term not to purchase laserheads for the Field of Application from any supplier other than TUI, except that LST may continue to purchase laserheads from MPB without restriction.

                  1.2 Redesign of Licensed Technology. LST agrees that LST will not materially improve or redesign the MPB Technology. LST does intend to make process improvements in its rework process and to correct certain design flaws in the areas of optics mounts and electrode securement. Such improvements and corrections shall not be deemed to be material improvements or redesigns from the existing technical state of the Lasers as defined LST's technical manuals, copies of which have been provided to TUI.

                  1.3 Loss of Exclusive Purchase Rights. TUI shall have the right to terminate the exclusive purchase rights of LST if (a) LST does not meet the minimum purchase requirements set forth in Exhibit 3.1 for a period of one
(1) quarter plus a forty-five (45) day cure period, or (b) if LST is past due on the payment of three (3) or more Laser units for more than forty-five (45) days after the due date for payment for such units. Termination will be effective immediately upon LST's receipt of notice from TUI. Termination of exclusivity by TUI upon the occurrence of either of the events set forth in this Section 1.3 shall not result in the loss of LST's rights to purchase the Lasers at the purchase prices set forth in Article 3.

                  1.4 Non-Circumvention by TUI. The specifications of the Laser and the Licensed Technology are set forth in Exhibit 1.4. LST acknowledges that TUI is continuously developing and improving its excimer laser technology and that, as part of this process, TUI may improve the Licensed Technology. TUI shall not circumvent the exclusive rights granted LST under Section 1.1 by making minor modifications, as defined in Exhibit 1.4, to the design and specifications of the Laser, or the Licensed Technology. The exclusive rights granted LST under Section 1.1 of this Agreement shall not apply to, and TUI shall not be deemed to have circumvented the intent of Section 1.1 as a result of, a major modification, as defined in Exhibit 1.4, to the Laser, provided, however, that TUI agrees to inform LST of any demonstrable major modification, as defined in Exhibit 1.4, to the Laser or the Licensed Technology, and the technical improvements and price influences. LST shall have the right to have any such major modification incorporated into future purchases of the Lasers under this Agreement at mutually agreed upon prices and on terms no less favorable than those offered to other customers of TUI..

         2.       TERM.

                  2.1 Initial Term. The initial term of this Agreement shall begin on the date of Acceptance (as defined below) of the first production Laser to be delivered by TUI to LST as set forth in Section 3.1 ("Effective Date") and shall continue in full force and effect for a period of eighteen (18) months thereafter ("Initial Term"), unless otherwise terminated by other provisions of this Agreement. "Acceptance" of a Laser means, after functional testing by LST in a laser system, the Laser has met all LST-defined technical specifications.

                  2.2 Optional Renewal by LST. Provided that TUI has not terminated pursuant to Section 1.3 LST's exclusive purchase rights as set forth in Section 1.1, LST shall have the option to renew this Agreement for an additional eighteen (18) months ("Renewal Term"). The terms and conditions of purchase for Lasers for the Renewal Term shall be mutually agreed to by the parties, but the minimum purchase requirements shall be not less than the minimum purchase requirements, and no more than one hundred twenty-five percent (125%) of the minimum purchase requirements, applicable to the Initial Term. For purposes of this Agreement, "Term" shall mean the Initial Term and the Renewal Term, if any.

         3.       PURCHASE PRICE; TERMS

                  3.1 Purchase Price and Terms. LST shall purchase from TUI, and TUI shall sell to TUI, Lasers according to the specifications set forth in
Exhibit 1.4,  and for the  purchase  price and on the terms set forth in Exhibit
3.1. TUI must deliver three prototype Lasers to LST. After Acceptance of all three prototype Lasers, LST shall purchase Lasers in the minimum quantities and for the purchase prices and on the terms set forth in Exhibit 3.1 attached hereto and incorporated herein by reference. The first purchase order by LST is conditional on Acceptance of the three prototype Lasers and is made prior to such Acceptance solely for planning purposes to enable TUI to obtain needed quantities of parties, supplies and equipment.

                  3.2 Delivery, Testing, and Payment. LST shall set forth in each purchase order sent to TUI the number of units requested (which shall not exceed thirty (30) units), their requested delivery date(s) and delivery destinations for ordered Lasers, which delivery date will not be less than sixty
(60) days from the date of the purchase order. TUI shall invoice LST for each order for Lasers upon delivery, as defined in Section 4.1, of such Lasers to LST. LST shall have the right to accept or reject any Laser based upon acceptance testing as described in Exhibit 3.2 ("Product Acceptance"). LST shall notify TUI in writing of Product Acceptance or rejection within fourteen (14) days after delivery. All invoices shall be due thirty (30) days after written notification of Product Acceptance. If LST fails to make a required payment to TUI on or before ninety (90) days from the due date, then TUI shall have the right to charge a late fee on such amount at the rate of 1.5% per month commencing on such ninetieth (90th) day until such invoice is paid in full.

         4.       RISK OF LOSS

                  4.1 TUI's Responsibility. TUI shall be solely responsible for the proper handling, all risks of physical damage, protection from theft and security of Lasers prior to delivery of such units to LST. For purposes of this Agreement, "delivery" means the time when LST receives possession of the Laser from the shipping agent or carrier.

                  4.2 LST's Responsibility. LST shall be solely responsible for the proper handling, all risks of physical damage, protection from theft and security of Lasers after delivery from TUI.

         5. WARRANTY TUI warrants that Lasers following Product Acceptance by LST, will be free from defects in materials and workmanship for a period of one
(1) year after  delivery  to an LST  customer  but no longer than  fifteen  (15)
months after the date of delivery to LST. If any defect in materials or workmanship appears in any Laser during such period, whether the Laser is in the control of LST or any customer of LST or other user of a System, TUI will be responsible for the replacement of the defective Laser or components therein without charge. In order to effect timely warranty repair, TUI will provide LST a limited number of warranty replacement Lasers to be kept by LST at its facilities. Each defective Laser in the hands of an LST customer will be replaced with a warranty replacement Laser and the defective Laser will be returned to TUI, shipping and insurance prepaid. After repair of the defective Laser, TUI will return the Laser to LST shipping and insurance prepaid. LST will arrange for the shipping of the warranty replacement Laser to the customer and will invoice TUI for the shipping expense.

         Any replacements of optics will be performed in the field by LST or its trained distributors. TUI shall provide LST and its designated distributors all necessary spare parts, inventory, training, and training materials for replacement of optics and optics alignment. The spare parts shall be warranted for a period of ninety (90) days from installation in the customer's unit, but not to exceed twelve (12) months from delivery to LST. The provisions of this
Article 5 shall survive any termination of this Agreement.

         6.       TERMINATION

                  6.1      Termination by TUI.

                          (a)       TUI may terminate only the  exclusivity  set
forth in this Agreement if, at the end of any calendar quarter, LST has not placed with TUI firm purchase orders for the minimum number of Lasers required for such quarter as set forth in Exhibit 3.1, and LST has not cured such default by placing on or before forty-five (45) days into the immediately subsequent quarter firm purchase orders for the number of Lasers by which such prior quarter's purchase orders failed to meet the minimum purchase requirements, exclusive of the minimum purchase requirements for such subsequent quarter. However, TUI must continue to sell Lasers to LST on a nonexclusive basis.


                          (b)       TUI  may  terminate  this  Agreement  if LST
fails to pay invoices for any three (3) or more Lasers for more than thirty (30) days after the due date, as determined in accordance with Section 3.2, provided that TUI has given LST written notice of such default and such default has not been cured within fourteen (14) days after delivery of such notice.

                 6.2 Termination by LST. LST may terminate this Agreement as follows:

                          (a) if TUI fails to deliver to LST in a timely manner the number of Lasers set forth in any purchase order; or

                          (b)       if more than ten percent (10%) of the Lasers
delivered pursuant to any purchase order are rejected by LST for failure to meet LST's Product Acceptance testing, provided that LST has given TUI written notice of such rejection and TUI is not able to cure or resolve the problems giving rise to such rejection, to the reasonable satisfaction of LST, on or before thirty (30) days after delivery of such notice.

                  6.3 Effect of Termination. In the event of any termination of this Agreement, TUI will timely fulfill all orders placed by LST prior to the date of notice of termination, if requested by LST.

         7.       CONFIDENTIALITY/PROPRIETARY INFORMATION

                  7.1 Confidentiality. The parties agree that any and all confidential and/or proprietary information ("Confidential Information") furnished by one party to the other in the course of performing this Agreement shall be and remain the property of the disclosing party. During the Term of this Agreement and for a period of three years (3) years thereafter, the recipient of any such Confidential Information agrees not to reveal, disclose, divulge, sell, license, exchange, lease or in any other way transfer this Confidential Information to any third party.

                  7.2 Exclusions. The provisions of Paragraph 7.1 shall not apply to (i) information that was previously known to the recipient free of any obligation to keep it confidential as evidenced by written records, (ii) information that is or has been in the public domain, or (iii) information given to the recipient through no fault of the recipient, by third persons who are under no obligation of confidence to the disclosing party.

                  7.3 Remedies for Breach. The parties agree that monetary damages for breach of obligations under this Article 7 may not be adequate and that the non-breaching party shall be entitled to injunctive relief with respect thereto.

         8.       USE OF TRADEMARKS

                  8.1 Trademarks. TUI hereby acknowledges LST's exclusive right to own and utilize the tradename or trademark, "CeraLase." TUI may grant LST permission to use certain TUI designated trademarks, service marks and other symbols ("TUI Marks") in LST's advertising and promotion of the Systems utilizing the Lasers. LST hereby acknowledges TUI's ownership of the TUI Marks and agrees not to assert any rights in the TUI Marks. The TUI Marks may only be used by LST and/or LST affiliates to advertise and promote LST's Systems incorporating the Lasers and not for any other reason. LST agrees to limit its use of "CeraLase" to products using the Lasers.

                  8.2 No Other Rights. Except as expressly provided in this Agreement, nothing in this Agreement shall be deemed to grant a party any license, sublicense, copyright interest, proprietary right or other claim against or interest in the other party's copyrights, patents, or other intellectual property, or to that of any unaffiliated third party.

                  8.3 Restrictions on Affiliates. Except as expressly provided in this Agreement, neither party will use, or permit their respective employees, affiliates, agents and subcontractors to use, the trademarks, service marks, logos, tradenames or other proprietary designations of the other party or the other party's affiliates, whether registered or unregistered, without such other party's prior written consent.

         9. ESCROW OF SPECIFICATIONS. TUI agrees to provide in written form to counsel for LST, to be held by such counsel in escrow during the Term of this Agreement, copies of the written specifications, designs, drawings, manufacturing and assembly processes and procedures relating to the Lasers and the Licensed Technology. LST agrees to notify TUI of any change of escrow agent in writing within fifteen (15) days of any change.

                  If TUI breaches any of its material obligations under this Agreement, including, but not limited to, non-delivery of Lasers on time; or failure of more than 10% of Lasers to pass acceptance testing, which breach, if curable, is not cured within thirty (30) days written notice from LST, then LST shall have access to the information in the escrow account as a nonexclusive licensee for purposes of manufacturing Lasers itself or for contracting with another supplier to manufacture the Lasers for a period of one (1) year after LST or its other supplier has commenced manufacturing using the escrowed information.

                  If TUI is able to satisfy LST that TUI is again capable of manufacturing Lasers in an acceptable manner and time, then TUI may recommence the manufacture of Lasers for LST.

         10. RELATIONSHIP OF THE PARTIES. The parties' relationship to each other in the performance of this Agreement is that of independent contractors. Nothing contained in this Agreement will place the parties in the relationship of partners, joint venturers, or employer-employee, and, except as set forth herein, neither party will have any right to obligate or bind the other in any manner whatsoever, nor to represent to third parties that it has any right to enter into any binding obligation on the other's behalf.

         11. DISPUTE RESOLUTION; ARBITRATION. Any dispute arising out of or related to this Agreement which cannot be resolved by negotiation, shall be submitted for amicable settlement to a neutral third party for conciliation in New York City. Requests for conciliation shall be made pursuant to the International Chamber of Commerce ("ICC") Rules for Optional Conciliation, whereunder the president of the ICC shall appoint a Conciliation Committee consisting of two members of the same nationalities of the two parties and a third member from a third country, who shall preside as chairman of the Committee. If the conciliation has not been accomplished within sixty (60) days by way of a settlement of the suit or a basis for settlement, the either party may proceed to arbitration without prejudice. The parties agree to split evenly the expenses for conciliation, regardless of the outcome.

         In the event that the dispute has not been settled by negotiation or conciliation, the dispute shall be finally settled by binding arbitration in accordance with the Rules of Arbitration of the ICC by three (3) arbitrators appointed in accordance with this paragraph. The decision of the arbitrators shall be final and binding on the parties. Venue for all proceedings shall be in New York City. The costs of arbitration, including the fees and expenses of the Arbitrators and any administrative expenses, shall be shared equally by the parties regardless of the outcome. Each party shall bear the cost of preparing and presenting its case. The language of arbitration shall be English.

         The parties each shall, within twenty (20) business days, choose one arbitrator who shall be independent of the parties to the arbitration and whose training, professional activity and nationality are suitable to them. The two chosen arbitrators shall promptly choose a third arbitrator. If they are unable to choose a third arbitrator within ten (10) business days after they are both chosen, then the third arbitrator shall be chosen by the ICC Court of Arbitration. The parties agree that the arbitrators shall have no power or authority to make awards or issue orders of any kind except as expressly permitted by this Agreement, and in no event shall the arbitrators have the authority to make any award that provides for punitive or exemplary damages. The arbitrators' decision shall follow the plain meaning of the relevant documents and shall be final and binding. The award may be confirmed and enforced in any court of competent jurisdiction. All post-award proceedings shall be governed by the ICC.

         12.      INDEMNIFICATION/LIMITATION OF LIABILITY

                  12.1 Indemnification by LST. LST agrees to indemnify, defend and hold harmless TUI, its subsidiaries, affiliates, employees, agents and assigns from any and all liability to third parties (including, but not limited to, liabilities, judgments, damages, losses, claims, costs and expenses, including reasonable attorneys' fees) arising from (i) a breach by LST of its obligations under this Agreement, and (ii) the acts, errors, representations, misrepresentations, or negligence of LST, its employees, affiliates, distributors or agents.

                  12.2 Indemnification by TUI. TUI agrees to indemnify, defend and hold harmless LST, its subsidiaries, affiliates, employees, agents and assigns from any and all liability to third parties (including, but not limited to, liabilities, judgments, damages, losses, claims, costs and expenses, including reasonable attorneys' fees) arising from (i) a breach by TUI of its obligations under this Agreement, and (ii) the acts, errors, representations, misrepresentations, or negligence of TUI or its employees.

                  12.3 Limitation of Liability. Neither party shall be liable to the other for any loss of profit, special, exemplary, punitive, incidental or consequential damages that such party, its employees, agents or assigns, may suffer which are caused by or result from the performance or nonperformance of this Agreement.

         13. ATTORNEYS' FEES. In the event that either party is required to enforce or preserve any of its rights hereunder, the non-prevailing party shall pay all of the prevailing party's reasonable attorneys' fees and costs, including allocable costs of in-house counsel, incurred in connection with any such action, post-judgment collection proceedings, and arbitration award proceedings .

         14. FORCE MAJEURE. Neither party shall be deemed to be in default under this Agreement for any delay or failure to perform resulting from (a) accidents, fire, labor disputes, acts of nature or other causes beyond its reasonable control and without its fault or negligence, (b) acts or omissions of the party, or (c) compliance with any law, regulation ruling, order or requirement of any federal, state or municipal government or department or agency or court of competent jurisdiction. Any delay resulting therefrom shall extend performance accordingly or excuse performance, in whole or in part, as may be reasonable.

         15. NO ASSIGNMENT. This Agreement may not be assigned by any party by operation of law, or otherwise, except with the prior written consent of the other party, which shall not be unreasonably withheld; provided that the exclusivity rights of LST as set forth in Article 3 shall be binding upon any permitted assignee of TUI.

         16. SEVERABILITY. If any part of this Agreement proves to be invalid or unenforceable for any reason, then such invalidity will affect only the portion of the Agreement which is invalid. In all other respects this Agreement will stand as if such invalid or unenforceable provision had not been a part thereof, and the remainder of the Agreement shall remain in full force and effect.

         17. WAIVER. Failure on the part of any party to complain of any act or failure to act of any other party or to declare any party in default, irrespective of the duration of such failure, will not constitute a waiver of rights hereunder. No waiver hereunder will be effective unless it is in writing and executed by the party waiving the breach or default.

         18. NOTICES. Any notice to be given by the parties must be in writing, and will be deemed to have been given if delivered personally, if sent either by national express courier service, or if sent by registered mail to the parties at the following addresses or such other address designated by notice, or if sent by facsimile transmission (with a courtesy copy by certified mail in the manner prescribed above postmarked the same day as the facsimile transmission). Any notice will be deemed to have been given on the day it was received.

         Notices to LST shall be addressed to:

                                    LaserSight Technologies, Inc.
                                    12249 Science Drive, Suite 160
                                    Orlando, Florida 32826
                                    Fax: (407) 382-2701
                                    Attention: Dr. Howard Apple, Vice President
                                            Product Development

                  With a copy to:

                                    J. Bennett Grocock, Esquire
                                    Grocock, Loftis & Abramson
                                    126 E. Jefferson Street
                                    Orlando, Florida 32801
                                    Fax: (407) 425-0032

         Notices to TUI shall be addressed to:

                                    TUI Lasertechnik und Laserintegration GmbH
                                    Lochhamer Schlog 19
                                    D-82166 Grafelfing/Munchen
                                    Germany
                                    Fax:  +49898545610
                                    Attention:  Dr. Thomas Weber, President

         19. ENTIRE AGREEMENT. This Agreement, together with the Exhibits hereto, constitutes the entire Agreement between the parties with respect to the subject matter hereof and all prior agreements and representations of the parties related to these matters, whether written or oral, are merged herein and shall be of no further force or effect. This Agreement cannot be changed or modified except in writing signed by both parties.

[Signatures on next page]
[Rest of page left intentionally blank]

         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date set forth above.

                                                              "LST"

                                                   LASERSIGHT TECHNOLOGIES, INC.

                                                   By: /s/William Kern
                                                       -------------------------
                                                        William Kern, President


                                                              "TUI"

                                                     TUI LASERTECNIK UND
                                                     LASERINTEGRATION GmbH


                                                   By: /s/Thomas Weber
                                                       -------------------------
                                                        Thomas Weber, President

                                   EXHIBIT 1.1

                              FIELD OF APPLICATION

         Field of application shall mean applications in vision correction utilizing lasers, namely PRK, PTK, LASIK(TM), and glaucoma treatments (as practiced under U.S. Patents 5,370,641 and 5,549,598) using a small excimer laser beam spot of a diameter less than 2mm at the surface of the eye and a scanning system to ablate the corneal material to obtain a certain shape.

                                   EXHIBIT 1.4

                            SPECIFICATIONS OF LASERS
                                       AND
                          MINOR AND MAJOR MODIFICATIONS

         1. Specifications. The Lasers shall be designed and manufactured according to the following specifications:

         Technical Specifications as of May 7, 1997, are:

         (a)      Output energy:            5-8 mJ
         (b)      Repetition rate:          0-200Hz
         (c)      Laser gas:                ArF-Premix, wavelength 193 nm
         (d)      Excitation Scheme:        discharge excited, electrode and pin
                                             material solid brass or nickel
         (e)      Preionization:            spark, inductive decoupled
                                             preionization pins
         (f)      Switching circuit:        low-inductance CC-transfer circuit,
                                             Thyratron switched
         (g)      Resonator:                planar, directly mounted to laser
                                             tube
         (h)      Dust collection:          internal electrostatic precipator
         (i)      Sealing:                  sealed with plastic/rubber seals
                                             (e.g. VITON O-ring)

         All technical specifications are present in the excimer laser head that will be included in the prototype excimer laser system to be delivered to LaserSight in April 1997.

         2. Minor Modification or Change. For purposes of the Agreement, a minor modification or change to the Laser or the Licensed Technology means:

                  (a) a change or modification that requires little change or no change to the parts of the laser Systems ; or

                  (b) a change or modification that gives small (less than twenty percent (20%)) performance increase in output energy, maximum repetition rate, static/passive gas lifetime, or electrode/preionization pin lifetime; or

                  (c) a change or modification that requires little or no development time or expense.

         3. Major Modification or Change. For purposes of the Agreement, a major modification or change to the Laser or the Licensed Technology means:

                  (a) redesign of laser parts using new principle of operation from the existing design; or

                  (b) a change or modification that gives twenty percent (20%) or greater increase in performance of any material function; or

                  (c) requires aggregate research and development expenditures of DM50,000 or more to develop.

                                   EXHIBIT 3.1

                          MINIMUM PURCHASE REQUIREMENTS
                                       AND
                   ADDITIONAL TERMS AND CONDITIONS OF PURCHASE


         1. Minimum Purchase Requirements. After Acceptance of the first production Laser, LST shall provide TUI with firm purchase orders for the purchase of Lasers in the minimum amounts for the quarters set forth below.

                   Quarter 1     Quarter 2      Quarter 3      Quarter 4       Quarter 5        Quarter 6
                   ---------     ---------      ---------      ---------       ---------        ---------

Units per
Quarter                3             8             14             20               22               22

Cumulative Total
                       3            11             25             45               67               89

         2. Overages and Shortages. If LST purchases by delivery of firm purchase orders more than the minimum purchase requirements for any quarter, then the excess amount shall be applied to the minimum purchase requirements of the immediately subsequent quarter. If LST purchases by delivery of firm purchase orders less than the minimum purchase requirements for any quarter, then the LST may make up such deficiency in the immediately subsequent quarter by purchasing that number of Lasers which equals the amount of such deficiency, exclusive of the minimum purchase requirements for that subsequent quarter.

         3. Purchase Prices. The purchase price for the first thirty Lasers shall be $26,667 each. The purchase price for the next fifty-nine (59) Lasers shall be $20,000 each. The purchase price for the thirty-first (31st) through ninetieth (90th) Lasers shall be subject to adjustment in the event of material increases in the cost to TUI of parts, supplies, or equipment. In the event of any such price increase, TUI shall provide LST with written documentation reasonably satisfactory to LST supporting such price increase at least sixty
(60) days prior to the price increase.

                                   EXHIBIT 3.2

                               PRODUCT ACCEPTANCE

         TUI and LST will perform the same product acceptance tests at TUI prior
to  shipment  and  at  LST  (Orlando  or  Costa  Rica)  after  delivery   (Final
Acceptance).

         Each laser will be inspected for completeness of subassemblies, loose, missing, or damaged parts.

         Each laser will be tested for functioning input/output signals and for functioning electromechanical subassemblies; i.e., gas manifold, fan motor, etc.

         After any passivation steps, each laser must meet minimum power and beam size requirements at specified repetition rates. Exact methods and parameters are to be determined with reference to the detailed draft "Requirements for Cera-Tube Mini-Lasers" (February 10, 1997).

         The Laser will be tested in a simulated use test fixture incorporating aperture, power stability feedback, focusing lens and beam optics train. Each laser must meet minimal requirements for beam size, energy/pulse, power at different repetition rates, and energy variation over a simulated treatment time. Exact methods and parameters are to be determined with reference to the detailed draft "Requirements for Cera-Tube Mini-Lasers: (February 10, 1997).

         To be financed by June 30, 1997.